Exhibit 21

Subsidiaries of Teleflex Incorporated
as of December 31, 2022

	Entity Name	Jurisdiction of Formation
1	1902 Federal Road, LLC	Delaware
2	Arrow Internacional de Chihuahua, S.A. de C.V.	Mexico
3	Arrow Internacional de Mexico, S.A. de C.V.	Mexico
4	Arrow International CR, a.s.	Czech Republic
5	Arrow International LLC[1]	Pennsylvania
6	Arrow Interventional, Inc.	Delaware
7	Distribuidora Arrow, S.A. de C.V.	Mexico
8	Essential Medical LLC	Delaware
9	Hudson Respiratory Care Tecate, S. de R.L. de C.V.	Mexico
10	ICOR AB [2]	Sweden
11	Inmed Manufacturing Sdn. Bhd.	Malaysia
12	Medical Innovation B.V.	Netherlands
13	Medical Service GmbH	Germany
14	NeoTract, Inc.	Delaware
15	Pyng Medical Corp.	Canada
16	Rusch Asia Pacific Sdn. Bhd.[3]	Malaysia
17	Rüsch Austria GmbH	Austria
18	Rusch Mexico, S.A. de C.V.	Mexico
19	Rusch Uruguay Ltda.	Uruguay
20	Simal SA	Belgium
21	Standard Bariatrics, Inc.	Delaware
22	T.K. India Private Ltd.	India
23	Teleflex Commercial Designated Activity Company	Ireland
24	Teleflex Development Unlimited Company	Ireland
25	Teleflex Funding LLC	Delaware
26	Teleflex General Partner LLC	Delaware
27	Teleflex Global Holdings LLC[4]	Delaware
28	Teleflex Global Investments LTD	Jersey
29	Teleflex Global Services LLC	Delaware
30	Teleflex Holding Netherlands B.V.	Netherlands
31	Teleflex Korea Ltd.	South Korea
32	Teleflex Life Sciences General Partner LLC	Delaware
33	Teleflex Life Sciences Limited	Malta
34	Teleflex Life Sciences LLC	Delaware
35	Teleflex Life Sciences Pte. Ltd.[5]	Singapore
36	Teleflex Life Sciences Unlimited Company[6]	Ireland
37	Teleflex LLC	Delaware
38	Teleflex Lux Holding S.à r.l.	Luxembourg
39	Teleflex Manufacturing Unlimited Company	Ireland
40	Teleflex Medical (Proprietary) Limited[7]	South Africa

41	Teleflex Medical (Thailand) Ltd.	Thailand
42	Teleflex Medical Arabia for Maintenance	Saudi Arabia
43	Teleflex Medical Asia Pte. Ltd.[8]	Singapore
44	Teleflex Medical Australia Pty Ltd[9]	Australia
45	Teleflex Medical B.V. [10]	Belgium
46	Teleflex Medical B.V.	Netherlands
47	Teleflex Medical Brasil Serviços e Comércio de Produtos Médicos Ltda.	Brazil
48	Teleflex Medical Canada Inc.[11]	Canada
49	Teleflex Medical Chile SpA	Chile
50	Teleflex Medical Colombia S.A.S.	Colombia
51	Teleflex Medical de Mexico, S. de R.L. de C.V.	Mexico
52	Teleflex Medical Devices S.à r.l.	Luxembourg
53	Teleflex Medical Europe Limited	Ireland
54	Teleflex Medical GmbH	Germany
55	Teleflex Medical GmbH[12]	Switzerland
56	Teleflex Medical Hellas s.a.[13]	Greece
57	Teleflex Medical Incorporated[14]	California
58	Teleflex Medical Japan, Ltd.[15]	Japan
59	Teleflex Medical New Zealand[16]	New Zealand
60	Teleflex Medical OEM LLC	Delaware
61	Teleflex Medical Philippines Inc.	Philippines
62	Teleflex Medical Private Limited	India
63	Teleflex Medical S.r.l.	Italy
64	Teleflex Medical SAS[17]	France
65	Teleflex Medical Sdn. Bhd.[18]	Malaysia
66	Teleflex Medical Taiwan Ltd.	Taiwan
67	Teleflex Medical Technology Ltd	Cyprus
68	Teleflex Medical Trading (Shanghai) Co., Ltd.	China
69	Teleflex Medical Tuttlingen GmbH[19]	Germany
70	Teleflex Medical, S.A.[20]	Spain
71	Teleflex Medical, s.r.o.	Czech Republic
72	Teleflex Medical, s.r.o.[21]	Slovakia
73	Teleflex Polska sp. z o.o.	Poland
74	Teleflex Production Unlimited Company	Ireland
75	Teleflex Properties Ireland Limited	Ireland
76	Teleflex Properties Ireland II Limited	Ireland
77	Teleflex Research S.à r.l.	Luxembourg
78	Teleflex Supply Chain Management (Shanghai) Co. Ltd.	China
79	Teleflex Urology Limited[22]	Ireland
80	TFX Aviation Inc.[23]	California
81	TFX Engineering Ltd.	Bermuda
82	TFX Equities Incorporated	Delaware
83	TFX Group Limited	United Kingdom
84	TFX Holding GmbH	Germany
85	TFX International SAS[24]	France

86	TFX North America Inc.	Delaware
87	The Laryngeal Mask Company (Malaysia) Sdn. Bhd.	Malaysia
88	The Laryngeal Mask Company Limited	Seychelles
89	Tradehosp Comercio de Produtos PARA Suade Ltda	Brazil
90	Traverse Vascular, Inc.	Delaware
91	Truphatek Holdings (1993) Limited	Israel
92	Truphatek International Limited	Israel
93	Truphatek Product Resources India Private Limited	India
94	Vascular Solutions LLC[25]	Minnesota
95	VCT Investments, Inc.	Delaware
96	Willy Rüsch GmbH	Germany
97	WIRUTEC Rüsch Medical Vertriebs GmbH	Germany
98	Z-Medica, LLC	Delaware
99	Z-Medica Acquisition, Inc.	Delaware
100	Zeus Buyer, L.P.	Delaware

_______________________________________

1 Formerly Arrow International, Inc.
2 Formerly Steamer Holding AB
3 Formerly Inmed (Malaysia) Holdings Sdn. Berhad
4 Formerly IH Holding LLC
5 Formerly Teleflex Holding Singapore Pte. Ltd.
6 Formerly Teleflex Life Sciences
7 Formerly Arrow Africa (Pty) Limited
8 Formerly Pilling Weck (Asia) PTE Ltd. and Rusch-Pilling (Asia) PTE LTD.
9 Formerly LMA PacMed Pty Ltd
10 Formerly Teleflex Medical BVBA and W. Pabisch NV
11 Formerly GFI Control Systems Inc. and Teleflex Holding Company Ltd.
12 Formerly Arrow Swiss GmbH
13 Formerly Arrow Hellas A.E.E.
14 Formerly Hudson Respiratory Care Inc.
15 Formerly Arrow Japan, Ltd.
16 Formerly LMA NZ Limited
17 Formerly Rusch Pilling S.A.
18 Formerly Rusch Sdn. Berhad
19 Formerly KMedic Europe GmbH
20 Formerly Rusch Medica Espana SA
21 Formerly Arrow Slovensko Piešt’any s.r.o.
22 Formerly Davik Limited
23 Formerly Telair International Incorporated and The Talley Corporation
24 Formerly Rusch International SA
25 Formerly Vascular Solutions, Inc.